Responses to N-SAR for  the period ending June 30, 2016


Tax Exempt Funds

Exhibit 77Q1(a)

The Amended and Restated Trust Instrument and Amended By-Laws for the First Investors Tax Exempt Funds were included as part of the registration statement for the First Investors Tax Exempt Funds that was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 27, 2016
(Accession No. 0000898432-16-002176), which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.